UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2010

ENTEROLOGICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-164956 (Commission File Number)	80-0504940 (IRS Employer Identification No.)

20 East Sunrise Highway
Suite 202
Valley Stream, New York 11581
 (Address of Principal Executive Offices, Zip Code)

(516) 303-8181
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement

On September 1, 2010 Enterologics, Inc., a Nevada corporation (“Enterologics”), informed New York Health Care, Inc., a New York corporation (“NYHC”) that it was terminating the binding letter of intent entered into between the parties on June 15, 2010 regarding the potential acquisition by Enterologics of all the intellectual property rights and property relating to biotherapeutic agents for the treatment of various gastrointestinal disorders from BioBalance LLC, a Delaware limited liability company.  See Current Report on Form 8-K filed by Enterologics filed with the Securities and Exchange Commission on June 16, 2010 regarding the LOI.

As a result of the lawsuit pending against NYHC, we feel that it will not be possible for NYHC to meet the closing conditions contemplated by said letter of intent. Furthermore, the assets of BioBalance are impaired due to the inherent delays arising as a result of the lawsuit. Accordingly, we notified NYHC that we are withdrawing the letter of intent.

All statements made herein concerning the foregoing letter from Enterologics to NYHC are qualified by reference to said Exhibit 10.2 annexed hereto.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.2         Letter, dated September 1, 2010 from Enterologics, Inc. to New York Health Care, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROLOGICS, INC.

By:	/s/ Robert Hoerr
Name:	Robert Hoerr
Title:	President

Date:  September 2, 2010